Exhibit 99.1

Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Director, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P.

ANNOUNCES 2007 RESULTS

RADNOR, PA (BusinessWire) February 13, 2008 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) today reported distributable cash, a non-GAAP (generally accepted accounting principles) measure, of $35.6 million, net income of $29.2 million and adjusted net income, a non-GAAP measure which excludes the effects of a non-cash change in derivatives fair value, of $46.5 million for the year ended December 31, 2007. For the three months ended December 31, 2007, distributable cash was $12.5 million, net income was $4.3 million and adjusted net income was $13.7 million. Reconciliations of distributable cash and adjusted net income, non-GAAP financial measures, appear in the financial tables later in this release.

As previously announced, on February 19, 2008, PVG will pay to unitholders of record as of February 4, 2008 a quarterly cash distribution covering the period October 1 through December 31, 2007 in the amount of $0.32 per unit, or an annualized rate of $1.28 per unit. This annualized distribution represents a $0.08 per unit, or seven percent, increase over the annualized distribution of $1.20 per unit paid in the prior quarter and a 33 percent increase over the annualized distribution of $0.96 per unit for the same quarter of 2007.

PVG owns the general partner, including the incentive distribution rights, and is the largest limited partner unitholder of Penn Virginia Resource Partners, L.P. (NYSE: PVR) and reports its financial results on a consolidated basis with the financial results of PVR. PVG currently has no separate operating activities apart from those conducted by PVR and derives its cash flow solely from cash distributions received from PVR.

These items, together with operational updates and full-year 2008 guidance for PVR and its coal and natural resource management and natural gas midstream segments, are discussed in more detail in PVR’s news release dated February 13, 2008 (please visit PVR’s website, www.pvresource.com under “For Investors,” for a copy of the release).

Management Comment

A. James Dearlove, Chief Executive Officer of PVG, said, “We are pleased to present full year and fourth quarter 2007 results for PVG. PVR’s operations, which generate our cash flows, produced record operating income and distributable cash flow that allowed for the 33 percent increase in the annualized rate of distributions, including the recent seven percent distribution increase. We remain focused on continuing to grow cash distributions as PVR executes its growth strategy. PVR expects contributions in 2008 from acquisitions made in 2007 in the coal and natural resource management segment and from the startup of two natural gas midstream processing plants in the first quarter of 2008. As always, PVR continues to evaluate acquisitions and other expansion opportunities in both segments to supplement growth from its existing operations.”

Guidance for 2008

See the Guidance Table included in PVR’s February 13, 2008 release for guidance estimates for full-year 2007.

Conference Call

A joint conference call and webcast, during which management will discuss 2007 full-year and fourth quarter financial and operational results for PVG and PVR, is scheduled for Thursday, February 14, 2008 at 1:00 p.m. ET. Prepared remarks by A. James Dearlove, Chief Executive Officer, will be followed by a question and answer period. Investors and analysts may participate via phone by dialing 1-877-407-9205 five to ten minutes before the scheduled start of the conference call, or via webcast by logging on to PVG’s website at www.pvgpholdings.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. A telephonic replay of the call will be available until February 28, 2008 at 11:59 p.m. ET by dialing 1-877-660-6853 and using the following replay pass codes: account #286, conference ID #270357. An on-demand replay of the conference call will be available at PVG’s website beginning shortly after the call.

******

Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership formed to own the general partner interest, all of the incentive distribution rights and approximately 42 percent of the limited partner interests in Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

For more information about PVG, please visit its website at www.pvgpholdings.com. For more information about PVR, please visit its website at www.pvresource.com.

Certain statements incorporated herein by reference to the PVR news release dated October 31, 2007 that are not descriptions of historical facts are “forward-looking” statements by PVR within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in PVR’s news release dated October 31, 2007 and in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006. Many of the factors that will determine PVR’s and, therefore, our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

PENN VIRGINIA GP HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF INCOME—unaudited

(in thousands, except per unit or per ton data)

	Three Months Ended, December 31,		Year Ended, December 31,
	2007	2006	2007	2006
Revenues
Natural gas midstream	$123,079	$97,375	$433,174	$402,715
Coal royalties	20,685	24,875	94,140	98,163
Coal services	1,604	1,519	7,252	5,864
Other	5,529	4,001	14,879	11,149

Total revenues	150,897	127,770	549,445	517,891

Expenses
Cost of midstream gas purchased	92,293	79,979	343,293	334,594
Operating	4,729	6,053	20,964	20,003
Taxes other than income	924	735	3,040	2,354
General and administrative	6,707	6,021	25,393	21,024
Depreciation, depletion and amortization	10,912	9,992	41,512	37,493

Total expenses	115,565	102,780	434,202	415,468

Operating Income	35,332	24,990	115,243	102,423
Interest expense	(5,496)	(5,062)	(17,338)	(18,821)
Interest income and other	994	1,457	2,239	2,359
Derivatives	(24,641)	416	(45,568)	(11,260)

Income before minority interest	6,189	21,801	54,576	74,701
Minority interest	(1,919)	(11,466)	(25,407)	(42,653)

Net income	$4,270	$10,335	$29,169	$32,048

Net income per limited partner unit, basic and diluted	$0.11	$0.30	$0.75	$0.98
Weighted average units outstanding, basic and diluted	39,075	34,425	39,071	32,700

Other data:
Coal and natural resource management segment:
Coal royalty tons (in thousands)	7,342	8,311	32,528	32,778
Average coal royalties ($ per ton)	$2.82	$2.99	$2.89	$2.99
Natural gas midstream segment:
System throughput volumes (MMcf)	17,047	16,761	67,810	61,995
Gross processing margin (in thousands)	$30,786	$17,396	$89,881	$68,121

PENN VIRGINIA GP HOLDINGS, L.P.

CONSOLIDATED BALANCE SHEETS—unaudited

(in thousands)

	December 31, 2007	December 31, 2006
Assets
Cash	$30,503	$13,687
Receivables	78,888	66,987
Derivative assets	1,212	449
Other current assets	4,104	2,587

Total current assets	114,707	83,710
Property and equipment, net	731,282	556,513
Derivative assets	—	2,455
Other long-term assets	96,262	73,591

Total assets	$942,251	$716,269

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$76,666	$63,340
Current portion of long-term debt	12,561	10,832
Deferred income	2,958	6,999
Derivative liabilities	41,733	6,996

Total current liabilities	133,918	88,167
Other long-term liabilities	26,406	9,931
Derivative liabilities	1,315	6,618
Long-term debt	399,153	207,214
Minority interest—(a)	161,075	330,148
Partners’ capital—(a)	220,384	74,191

Total liabilities and partners' capital	$942,251	$716,269

(a)—The decrease in minority interest and corresponding increase in partners’ capital is primarily due to a gain recognized on the sale of PVR’s common units in its initial public offering in 2001 and each subsequent PVR equity issuance. In accordance with SEC Staff Accounting Bulletin No. 51, PVG deferred recognition of the gain until all PVR junior securities converted to common units in May 2007.

CONSOLIDATED STATEMENTS OF CASH FLOWS—unaudited

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Operating Activities
Net income	$4,270	$10,335	$29,169	$32,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	10,912	9,992	41,512	37,493
Commodity derivative contracts:
Total derivative losses	25,804	262	50,163	13,213
Cash receipts (payments) to settle derivatives for period	(8,816)	(4,034)	(17,779)	(19,439)
Non-cash interest expense	184	196	678	769
Minority interest	1,919	11,466	25,407	42,653
Gain on sale of securities	—	(1,160)	—	(1,160)
Note receivable interest income	(639)	—	(639)	—
Equity earnings, net of distributions	848	(286)	(285)	1,317
Gain on sale of PPE	(8)	250	(206)	1,406
Changes in operating assets and liabilities	6,798	3,186	(1,540)	(7,617)

Net cash provided by operating activities	41,272	30,207	126,480	100,683

Investing Activities
Acquisitions	(31,038)	(9,673)	(176,917)	(91,259)
Additions to property and equipment	(18,468)	(11,560)	(48,123)	(38,453)
Other	661	3	858	36

Net cash used in investing activities	(48,845)	(21,230)	(224,182)	(129,676)

Financing Activities
Payments for debt issuance costs	(263)	(375)	(263)	(375)
Distributions to partners	(23,126)	(16,378)	(79,579)	(60,813)
Proceeds from (repayments of) borrowings, net	47,500	(108,600)	193,500	(37,100)
Proceeds from issuance of common units	—	117,818	860	117,818

Net cash provided by (used in) financing activities	24,111	(7,535)	114,518	19,530

Net increase (decrease) in cash and cash equivalents	16,538	1,442	16,816	(9,463)
Cash and cash equivalents-beginning balance	13,965	12,245	13,687	23,150

Cash and cash equivalents-ending balance	$30,503	$13,687	$30,503	$13,687

PENN VIRGINIA GP HOLDINGS, L.P.

DISTRIBUTABLE CASH—unaudited

(in thousands, except per unit data)

The following table presents the calculation and reconciliation of distributable cash of PVG with respect to the year ended December 31, 2007 and the three months ended March 31, 2008:

	Year Ended December 31, 2007 (Note 1)	Three Months Ended March 31, 2008 (see Note 2)
Distributable cash:
Cash distributions received from PVR associated with:
General partner 2% interest	$1,562	$414
General partner incentive distribution rights	11,551	4,017
19,587,049 PVR common units	32,515	8,618

Total cash received from PVR	45,628	13,049

Deduct: Net expenses of PVG on a stand-alone basis (Note 3)	(2,047)	(525)
Cash reserve for working capital	(8,024)	(21)

Distributable cash (Note 4)	$35,557	$12,503

Units outstanding (in thousands)	39,075	39,075

Distribution per limited partner unit	$0.91	$0.32

Cash distributions paid to partners of Penn Virginia GP Holdings, L.P.
To Penn Virginia Corporation	$29,199	$10,267
To public unitholders	6,358	2,236

Total cash distributions paid	$35,557	$12,503

Note 1—PVG paid a pro rata quarterly distribution of $0.07 per unit in February 2007, which covered the period from December 5, 2006 to December 31, 2006. Due to this partial distribution, PVG’s cash reserve increased in the first quarter of 2007. For the remaining quarters of 2007, cash distributed to unitholders approximated distributable cash flow.

Note 2—The three months ended March 31, 2008 column represents cash distributions expected to be received from PVR and cash distributions expected to be paid to unitholders of PVG in February 2008.

Note 3—Estimated net expenses of PVG, which represent general and administrative expenses, partially offset by interest income.

Note 4—Distributable cash represents cash distributions received from PVR, minus PVG’s net expenses, minus cash reserve for working capital. Distributable cash is presented because PVG believes it is a useful adjunct to net income under GAAP. Distributable cash is a significant liquidity metric which is an indicator of PVG’s ability to pay quarterly cash distributions to its limited partners. Distributable cash is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES—unaudited

(in thousands, except per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Reconciliation of GAAP “Net income” to Non-GAAP “Net income as adjusted”
Net income as reported	$4,270	$10,335	$29,169	$32,048
Adjustments for derivatives:
Derivative losses included in operating income	1,163	678	4,595	1,953
Derivative losses (gains) included in other income	24,641	(416)	45,568	11,260
Cash payments to settle derivatives for period	(8,816)	(4,031)	(17,779)	(19,436)
Impact of adjustments on minority interest (Note 5)	(7,602)	2,106	(15,076)	3,553

Net income as adjusted (Note 6)	$13,656	$8,672	$46,477	$29,378

Note 5—Minority interest for the quarter has been adjusted for the effect of incentive distribution rights and represents the minority interest percentage of net income recognized for the year ended December 31, 2007.

Note 6—Net income as adjusted represents net income excluding any gains or losses on derivatives, adjusted for any cash settlements received (paid) and adjusted for related minority interest. PVG believes "net income as adjusted" provides a useful measure which excludes the impact of mark-to-market accounting.

PENN VIRGINIA GP HOLDINGS, L.P.

QUARTERLY SEGMENT INFORMATION—unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended December 31, 2007

Revenues
Natural gas midstream	$—	$123,079	$—	$123,079
Coal royalties	20,685	—	—	20,685
Coal services	1,604	—	—	1,604
Timber	1,181	—	—	1,181
Oil and gas royalties	1,017	—	—	1,017
Other	1,842	1,489	—	3,331

Total revenues	26,329	124,568	—	150,897

Expenses
Cost of midstream gas purchased	—	92,293	—	92,293
Coal royalties expense	958	—	—	958
Other operating	445	3,326	—	3,771
Taxes other than income	278	646	—	924
General and administrative	2,968	2,839	900	6,707
Depreciation, depletion and amortization	6,047	4,865	—	10,912

Total expenses	10,696	103,969	900	115,565

Operating income (loss)	$15,633	$20,599	$(900)	$35,332

Additions to property and equipment and acquisitions	$31,045	$18,461	$—	$49,506

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended December 31, 2006

Revenues
Natural gas midstream	$—	$97,375	$—	$97,375
Coal royalties	24,875	—	—	24,875
Coal services	1,519	—	—	1,519
Timber	498	—	—	498
Oil and gas royalties	290	—	—	290
Other	2,684	529	—	3,213

Total revenues	29,866	97,904	—	127,770

Expenses
Cost of midstream gas purchased	—	79,979	—	79,979
Coal royalties expense	2,516	—	—	2,516
Other operating	523	3,014	—	3,537
Taxes other than income	369	366	—	735
General and administrative	2,808	2,816	397	6,021
Depreciation, depletion and amortization	5,349	4,643	—	9,992

Total expenses	11,565	90,818	397	102,780

Operating income (loss)	$18,301	$7,086	$(397)	$24,990

Additions to property and equipment and acquisitions	$11,795	$9,438	$—	$21,233

PENN VIRGINIA GP HOLDINGS, L.P.

YEAR-TO-DATE SEGMENT INFORMATION—unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated

Year Ended December 31, 2007

Revenues
Natural gas midstream	$—	$433,174	$—	$433,174
Coal royalties	94,140	—	—	94,140
Coal services	7,252	—	—	7,252
Timber	1,711	—	—	1,711
Oil and gas royalties	1,864	—	—	1,864
Other	6,672	4,632	—	11,304

Total revenues	111,639	437,806	—	549,445

Expenses
Cost of midstream gas purchased	—	343,293	—	343,293
Coal royalties expense	5,540	—	—	5,540
Other operating	2,531	12,893	—	15,424
Taxes other than income	1,110	1,926	4	3,040
General and administrative	10,957	11,958	2,478	25,393
Depreciation, depletion and amortization	22,690	18,822	—	41,512

Total expenses	42,828	388,892	2,482	434,202

Operating income (loss)	$68,811	$48,914	$(2,482)	$115,243

Additions to property and equipment and acquisitions	$177,960	$47,080	$—	$225,040

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated

Year Ended December 31, 2006

Revenues
Natural gas midstream	$—	$402,715	$—	$402,715
Coal royalties	98,163	—	—	98,163
Coal services	5,864	—	—	5,864
Timber	1,024	—	—	1,024
Oil and gas royalties	957	—	—	957
Other	6,973	2,195	—	9,168

Total revenues	112,981	404,910	—	517,891

Expenses
Cost of midstream gas purchased	—	334,594	—	334,594
Coal royalties expense	6,927	—	—	6,927
Other operating	1,673	11,403	—	13,076
Taxes other than income	934	1,420	—	2,354
General and administrative	9,604	11,023	397	21,024
Depreciation, depletion and amortization	20,399	17,094	—	37,493

Total expenses	39,537	375,534	397	415,468

Operating income (loss)	$73,444	$29,376	$(397)	$102,423

Additions to property and equipment and acquisitions	$92,697	$37,015	$—	$129,712